Exhibit 99.2


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                                  NYMAGIC, INC.

                           Moderator: George Trumbull
                                 August 9, 2005
                                  9:00 a.m. EDT


Operator:             I would like to welcome everyone to the NYMAGIC, INC. 2005 second quarter earnings call.

                      All lines have been placed on mute to prevent any background noise. After the speaker's remarks there will be a question and answer period. If you would like to ask a question during this time simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad.

                      Any forward-looking statements concerning the company's operations, economic performance and financial position contained herein including statements related to the outlook of the company's performance in 2005 and beyond are made under the Safe Harbor Provisions of the Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies many of which are beyond the control of the company.

                      Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such


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                      statements. These include but not are limited to the
                      cyclical nature of the insurance and reinsurance industry, premium rates, investment yield, estimation of loss reserves and loss reserve development, net loss retention and the effect of contribution, the ability to collect reinsurance receivables, the availability and cost of reinsurance, changes in the ratings assigned to the company by rating agencies and other reinsurance uncertainties as included in the company's filings with the Securities and Exchange Commission.

                      These risks could cause financial results of the 2005 year and beyond to differ materially from those expressed in any forward looking statements made. The company undertakes no obligation to update publicly or revise any forward-looking statements made.

                      Thank you.

                      George Trumbull, Chairman and Chief Executive Officer, you may begin.

George Trumbull:      Thank you and good morning. Welcome to the NYMAGIC
                      earnings call for the second quarter of 2005.

                      With me here today are William "Skip" Shaw, our Vice Chairman, Tom Iacopelli, our Chief Financial Officer, and Mark Blackman, our Chief Underwriting Officer.

                      I will make some introductory comments about the results and then we'd be pleased to take your questions.

                      Overall, I am very pleased with the quarter and our six-month results. We made good progress in all the critical areas: underwriting, investment income and expenses. As a result, net income for the quarter was almost $5 million,


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                      up from $850,000 in 2004. For the six months ended June
                      30, 2005 net income was $8.3 million versus $3.6 million for the same period in 2004.

                      Earnings per share on a fully diluted basis were 56 cents for the quarter and 93 cents for the six months ended June 30, 2005, very substantial increases from the 9 cents and the 36 cents, respectively for the same periods in 2004.

                      Book value per share was $26.88 as of June 30, 2005, almost $1 above year-end 2004 book value.

                      On the underwriting front, we continued to make progress in growing our business while generating positive underwriting results. Gross written premiums were up 20% for the quarter and 25% for the first six months of the year. Gross ocean marine premiums in total were down slightly for the quarter and up 1% for the first six months of the year.

                      This result was made up of relatively flat marine liability and energy premiums due to flat or slightly lower rates on renewal business, excellent growth in our cargo line, offset by a significant, conscious, and planned decrease in hull writings as we continued to cull our hull book for risk and rate reasons. The hull writings were down somewhat over 15% through the first six months of the year.

                      Net premiums earned were up 25% for the quarter and 33% for the first six months of the year, reflecting good premium growth in prior periods.

                      The loss ratio dropped three points for the quarter to 55.9% and almost four points for six months to 56.8% primarily as a result of continued excellent performance on our marine lines and that includes no hurricanes hitting our rigs. The loss ratios for the quarter and the first six months of the year in the


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                      other liability line, our fastest growing line, were
                      comparable to those for the same periods in 2004.

                      Net investment income increased 163% for the quarter to $6.9 million and 83% for the first six months of the year to $13.5 million. These results reflect strong returns from our hedge fund portfolio and higher yields on our short-term portfolio.

                      Now let me just take a minute to comment a little further on our hedge fund investment portfolio, since it continues to be an important part of our investment strategy. The objective remains the same as it was when we implemented the strategy, that is to provide favorable risk adjusted returns, with low volatility compared to the S&P 500. Our portfolio of funds has done very well against this objective.

                      Our hedge fund portfolio is a well-diversified basket of funds with very little correlation to any market indices, market neutral in our terms. The basket is made up of 20 separate funds representing 12 different strategies. None of these funds makes significant bets on interest rate movements or foreign currencies. None has exposure to convertible bond arbitrage or correlation trades.

                      Finally, our combined ratio improved by 5 points for the quarter to 94.3% and by 6 points for the first six months compared to the same period in 2004. This very positive result comes from good loss ratios, as I noted earlier, and a two point lower expense ratio for the quarter and for the six months ended June 30, 2005. The expense ratio for the quarter was 38.4%, and we would expect to see some downward movement on that ratio during the rest of the year.


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                      Overall, it was a very positive quarter. We are pleased
                      with the results. We have good momentum going into the rest of the year, and we continue to be optimistic about the year and our results.

                      With that, I'll stop and we'll be happy to take any of your questions.

Operator:             At this time I would like to remind everyone in order to
                      ask a question, please press star then the number 1 on your telephone keypad.

                      We'll pause for just a moment to compile the Q&A roster.

                      Your first question comes from Jason Busell of KBW.

Jason Busell:         Good morning guys. Nice quarter.

George Trumbull:      Thanks Jason. Good morning.

Jason Busell:         Just a few follow up questions for you George. First, let
                      me say that the expense ratio was remarkable and certainly a very good improvement. I know that you had mentioned that you expect that to further decline. Would that just be an expansion of premiums resulting in a lower denominator or are there certain expenses that you were able to reduce during the year?

George Trumbull:      I think it's two things, Jason. One, certainly the
                      expansion of premiums helps the ratio; and, second, as we communicated in the first quarter, we had some significant
                      Sarbanes-Oxley one time costs in the first quarter. As they get spread out over the whole year, that brings the expense ratio down. On the other side, we continue to look for opportunities to add senior underwriting people and we take advantage of those opportunities when they come up.
                      So we will see some growth in some of those expenses but some decrease in


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                      other expenses. So there are two fundamental reasons for
                      the expense ratio trending down.

Jason Busell:         On the reserve side, was there any movement with regard to loss reserves during the quarter?

George Trumbull:      No.

Jason Busell:         I know that you also mentioned that during the quarter
                      you've benefited from no hurricanes hitting any of your rigs. Do you have any advance word on how you fared through Dennis and Emily?

George Trumbull:      We don't know of any major claims from either one of
                      those. We have no claims on those.

Jason Busell:         Finally, could you provide a bit of an update on how
                      Tiptree is progressing?

George Trumbull:      I'll let Skip Shaw, our Vice Chairman comment about
                      Tiptree, Jason.

Jason Busell:         Sure.

Skip Shaw:            Hi Jason.

Jason Busell:         Hello.

Skip Shaw:            Tiptree is far and away our most profitable investment.
                      The one-year rate of return on Tiptree is over 24%, and again, that's with less than half the volatility of the S&P. So it's an investment that we have been, and continue to be, very pleased with, and going forward we anticipate committing more funds to that investment.


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Jason Busell:         Were there any transactions completed during the quarter?

Skip Shaw:            Yes, there were two. That brings the total number of
                      structures to date to four, and there are a number of others in the pipeline going forward.

Jason Busell:         If I recall correctly, the life span of those structures
                      is roughly ten years?

Skip Shaw:            That's right, eight to 12 years, depending. As we've
                      talked in the past, every structure produces a little over a half million dollars annually in ongoing fee income through the life of the structure. So, with four structures in place that is $2 million in fee income we generate every year.

Jason Busell:         Terrific. Great quarter again. Thanks.

George Trumbull:      Thank you Jason.

Operator:             Your next question comes from John Keefe of Ferris Baker
                      Watts.

John Keefe:           Good morning.

George Trumbull:      Good morning John.

John Keefe:           George, can you give some comment or color on where
                      specifically you saw growth and opportunities in the inland marine and other liability lines?

George Trumbull:      Mark Blackman is here John. Let me have Mark comment
                      briefly on that.

Mark Blackman:        I think the short answer, John, is we have a lot of lines
                      in the water right now, but we haven't landed any big fish. We're continuing to look at certain


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                      opportunities but I'm disappointed that in the second
                      quarter we didn't reel anything in. Most of the growth you see is internal from existing programs and inside underwriting.

John Keefe:           Mark, would those programs be professional liability, and
                      excess and surplus lines property? Can you give us some comment or color on the types of business that you're writing there?

Mark Blackman:        I inherited a New York property book, which is very
                      opportunistic and took advantage of the post 9-11 situation. That particular book is beginning to soften a little with the market, but we have reinsurance protection that we think we'll be fine with.

                      Our primary thrust is on difficult lines of business, expanding our miscellaneous professional liability book. Our accountant's book now is fairly mature. Internally we're doing an entertainment lawyers and an IP lawyer's book of business and the key underwriter on that is an intellectual property lawyer so we're pretty confident with that. We're moving along at a dignified pace internally and as I say, we're continuing to look for additional programs and possible acquisitions.

John Keefe:           I see. George, you had mentioned in your narrative that
                      loss ratios for these lines of business were about the same as they were in 2004.

George Trumbull:      Yes.

John Keefe:           Does that imply significant IBNR and very low level of
                      paid claims?


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George Trumbull:      Yes. On our excess workers comp, we have no paid claims,
                      but we have significant IBNR. We fully expect that there will be some paid claims at some time, but we don't have any yet.

                      On some of the others, there are small amounts of paid claims but virtually all of it is IBNR.

Tom Iacopelli:        This is Tom Iacopelli. To follow up on your question, in
                      terms of other liability, the largest growth we're seeing is in the professional liability class, which is all claims made. Right now most of the reserves are in the form of IBNR. We've also taken a position on an excess workers' comp line and as George indicated there are no paid claims. There are no case reserves either. So, it's
                      100% IBNR to date.

John Keefe:           Tom, when you write professional liability on a claims
                      made form, I thought that there essentially was no IBNR.
                      Is the implication that IBNR may come back down at some later date, or do you expect that IBNR will shift to case reserves?

Tom Iacopelli:        We've been writing P&L for a few years now. We have
                      expanded in particular in the Accountant P&L, which is basically a program that's run by one of our agents.
                      That's about half of our P&L writings.

                      Right now we completed our first year and we're targeting about a 65% loss ratio on that book.

                      We do have some claims on it. However, most of our position is IB&R. I think it's a little too early to quantify exactly what the actual loss ratio will be on it, but we believe based on our observations of the book and the history on it, that 65% of loss ratio is adequate.


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John Keefe:           Very good. Last question, Tom. Do you have statutory
                      surplus for the various entities?

Tom Iacopelli:        I think combined surplus is similar to the December
                      surplus. I don't have the exact figure in front of me, but it is similar to December's.

John Keefe:           Okay, very good. Thank you.

George Trumbull:      Thank you John.

Operator:             As a reminder if you would like to ask a question please
                      press star then the number 1 on your telephone keypad.

                      Your next question comes from Bobby Melnick of Terrier Partners.

Bobby Melnick:        Hi, good morning George.

George Trumbull:      Good morning Bob, how are you?

Bobby Melnick:        Good, thank you. My question has to do with the company's
                      capital structure.

                      In times past, you've discussed the capital raising and you had hoped that you might be able to find some acquisitions to be able to deploy the capital.

                      It seems to me that operationally you guys are doing a noble job deploying that capital and that your underwriting and investment strategy over the last several quarters and years has really been effective, but even with the successful record of this year, we still produce single digit return on equity


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                      and obviously a lower return on capital, which I think
                      hinders our valuation in the marketplace.

                      My question is, are there prospects for deploying perhaps a large chunk of that capital either via acquisition or some add-on in our existing business? Or, at 11 or 12 times trailing earnings might it make sense for the company to continue with the $27 million repurchase of shares or some distribution of some of that excess capital back to shareholders either in the form of share repurchase or through increasing the 1% dividend yield today. Operationally, as I say, you guys seem to be doing everything you're supposed to be doing, but we continue to be trading at 89% of book value and 11 or 12 times earnings, which I think can only be attributed to our excess capitalization.

                      I'd be curious to hear your thoughts.

George Trumbull:      I think I agree with you Bob. We continue to evaluate
                      that. We'll continue to talk to the Board.

                      I think at some point in time if we can't find transactions that we want to do, then we'll figure out a way of returning capital to the shareholders.

                      I don't want to put a timeframe on that. We're looking at a couple things now.

                      They may come to fruition. We've looked at lots of things over the last couple of years, but none of them ended up panning out. So it's hard to tell.

                      I think we agree with your position. We've gotten the operations humming and the investment strategy I think is now well accepted and I think probably better understood in the market. The next step is to improve our return on


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                      equity and our return on capital. If you have a lot of
                      lazy capital that you can't put to work it's very hard to improve the return.

                      So we'll evaluate that. We continue to evaluate that. We'll talk to the Board about it, and we'll make some judgments.

                      But it's certainly something that's on our mind and we're going to look at very carefully.

Bobby Melnick:        Thank you.

George Trumbull:      You're welcome.

Operator:             At this time there are no further questions. Mr. Trumbull
                      are there any closing remarks?

George Trumbull:      We thank everybody for calling in. We appreciate your
                      support, and we'll look forward to talking to you after the third quarter and to delivering another good quarter.

                      Thank you very much.

Operator:             Thank you. This concludes today's NYMAGIC 2005 Second
                      Quarter Earnings call.

                                       END